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                                                                    EXHIBIT 21

                         MOBILE GAS SERVICE CORPORATION

                           SUBSIDIARIES OF REGISTRANT

                                   Percent of Voting                State of
       Subsidiary                  Securities Owned              Incorporation
       ----------                  -----------------             -------------

MGS Energy Services, Inc.                 100%                      Alabama

MGS Storage Services, Inc.                100%                      Alabama

MGS Marketing Services, Inc.              100%                      Alabama


               PARTNERSHIPS IN WHICH REGISTRANT OWNS AN INTEREST

         Partnership                              Equity Ownership
         -----------                              ----------------
Bay Gas Storage Company, Ltd.                           87.5%

Southern Gas Transmission Co.                            51%